THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

1992 INCENTIVE OPTION PLAN

OPTION AGREEMENT

THIS OPTION AGREEMENT, dated as of this ________ day of ________________, 20______, is entered into by and between THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership(the “Partnership”), and ________________(the “Optionee”).

1.

Incorporation of Plan. This incentive Option is granted as of the date written above pursuant to and subject to all of the terms and conditions of The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan (the “Plan”), the provisions of which are by reference made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms and conditions as are hereinafter stated, all determinations necessary or appropriate to the grant hereof having been made. A copy of the Plan is on file in the office of the Partnership. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

2.

Grant of Incentive Option. Pursuant to the Plan, the Partnership hereby grants to the Optionee as of the date of this Option Agreement an Incentive Option to purchase any one or more of an aggregate of _____________ (_________) Units of Partnership Interest, subject to adjustment in accordance with Section 4.3 of the Plan. The Incentive Option will vest in accordance with the schedule attached hereto as Exhibit A.

3.

Exercise Price. The price to be paid for each Unit of Partnership Interest made the subject of the Incentive Option upon the Optionee’s exercise of the Incentive Option or any part thereof shall be the Exercise Price of $_____________ per Unit of Partnership Interest.

4.

Exercise of Incentive Option. The Incentive Option, to the extent exercisable, may be exercised as provided in the Plan and by delivering to the Partnership (i) a written notice of exercise in substantially the form prescribed from time to time by the Compensation Committee and (ii) full payment in cash of the Exercise Price times the total number of Units of Partnership Interest purchased under the Incentive Option. Such notice shall specify the number of Units of Partnership Interest with respect to which the Incentive Option is being exercised and shall be signed by the Person exercising the Incentive Option. If the Incentive Option is exercised by a Person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Partnership, of such Person’s right to exercise the Incentive Option.

5.

Nontransferability of Incentive Option. The Optionee’s rights and Interests under the Plan and this Option Agreement shall not be assignable or transferable other than to a Family Trust or by will or the laws of descent and distribution, and, during the Optionee’s lifetime, only the Optionee personally (or the Optionee’s guardian or other legal representative) or the trustee of a Family Trust with respect to the Optionee may exercise the Optionee’s rights under the Plan and this Option Agreement. An Optionee’s Beneficiary may exercise the Optionee’s rights to the extent they are exercisable under the Plan following the death of the Optionee.

6.

Rights as an Employee. The grant of the Incentive Option pursuant to the Plan and this Option Agreement shall not in any way be deemed to constitute a contract of employment between the Manager or a Manager Entity or the Partnership or the Company and the Optionee or any other Person; nor shall the Plan or this Agreement be construed to give the Optionee or any other Person the right to remain in the employment of the Manager or a Manager Entity or to affect the right of the Manager or a Manager Entity to terminate the Optionee’s or such other Person’s employment at any time with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the Optionee’s or such other Person’s employment is “at will”.

7.

Notices. Any notice to the Partnership contemplated by the Agreement shall be addressed to the Compensation Committee of the Partnership, in care of the Manager, at 200 East Long Lake Road, Suite 200, Bloomfield Hills, Michigan 48303; and any notice to the Optionee shall be addressed to him or her at the address on file with the Manager on the date hereof or at such other address as he or she may hereafter designate in writing.

8.

Interpretation. The interpretation, construction, performance, and enforcement of this Option Agreement and of the Plan shall lie within the sole discretion of the Partnership, and the Partnership’s determinations shall be conclusive and binding on all interested Persons. In the event of any inconsistency between any provision of the Plan and any provision of this Option Agreement, the provision of the Plan shall govern.

9.

Amendment. The Compensation Committee may from time to time amend this Option Agreement to the extent the Committee deems necessary for the purpose of attaining or preserving consistency with the terms and provisions of the Plan and the Continuing Offer, or as permitted by the Plan, and in such manner as the Compensation Committee deems equitable or as may be required pursuant to applicable law.

IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement, and in the case of the Partnership by its duly authorized officer, as of the day and year first above written.

OPTIONEE:	THE TAUBMAN REALTY GROUP
LIMITED PARTERSHIP,
a Delaware limited partnership

___________________________________	By:________________________________

By: _______________________________	Its: Authorized Signatory